EXHIBIT 10.1

NON-EMPLOYEE DIRECTOR COMPENSATION POLICY(1)

(effective January 1, 2012)

ANNUAL CASH RETAINER	•	Annual retainer	• $40,000

ADDITIONAL CHAIRMAN OF THE BOARD/LEAD INDEPENDENT DIRECTOR CASH COMPENSATION	•	Annual retainer	• $20,000

ADDITIONAL COMMITTEE CHAIR CASH COMPENSATION	• •	Annual retainer (Audit) Annual retainer (Compensation)	• $22,000 • $14,000
	•	Annual retainer (Corporate Governance & Nominating)	• $10,000

ADDITIONAL COMMITTEE MEMBER CASH COMPENSATION(2)	• •	Annual retainer (Audit) Annual retainer (Compensation)	• $10,000 • $6,000
	•	Annual retainer (Corporate Governance & Nominating)	• $4,000

INITIAL STOCK OPTION AWARD	• •	Number of shares (all directors) Additional shares for Board Chair	• 30,000 • 15,000(3)
	•	Vesting period	• 3 years
	•	Vesting increment	• Monthly

ANNUAL STOCK OPTION AWARD	• •	Number of shares (all directors) Additional shares for Board Chair	• 15,000(4) • 6,000(4)
	•	Vesting period	• 1 year
	•	Vesting increment	• Monthly

(1)          All stock option awards shall be made pursuant to the Non-Employee Directors’ Nonstatutory Stock Option Program under the 2004 Plan. All annual retainer payments will be made in advance, in equal quarterly installments during the year based on the individual’s role as of the commencement of the given quarter.

(2)          Committee Chair is not also eligible for cash compensation as a member of the same committee for which he/she is paid for service as the committee chair.

(3)          To be granted upon his/her initial appointment to the applicable position, in addition to the stock option award granted to all directors upon initial election to the Board.

(4)          Awarded at the annual meeting of stockholders following election to the Board and/or appointment as Board Chair, subject to pro-ration for any partial period of service in accordance with the terms of the 2004 Plan.